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                                    EXHIBIT 1

                             JOINT FILING AGREEMENT


     The undersigned, FAMCO III LIMITED LIABILITY COMPANY and Family Financial Strategies, Inc., hereby agree that this Schedule 13D relating to securities of Telident, Inc. shall be filed on behalf of each of them.


JULY 31, 1997


                              FAMCO III LIMITED LIABILITY COMPANY
                              By:  Its Manager
                              Family Financial Strategies, Inc.



                              By:   /s/  Greg Nelson
                                 ---------------------------------------
                                 Its:  Chief Financial Officer


                              FAMILY FINANCIAL STRATEGIES, INC.



                              By:   /s/  Greg Nelson
                                  --------------------------------------
                                 Its:  Chief Financial Officer